Exhibit 10.1

September 2, 2009

VIA REGISTERED MAIL – RETURN RECEIPT REQUESTED,
OVERNIGHT MAIL AND FACSIMILE (650) 588-2787

Hana Biosciences, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA  94080

Re:
Warrants to Purchase Common Stock of Hana Biosciences, Inc. (“Hana”) evidenced by Warrant Nos. 2007A-1, 2007A-2, 2007A-3, 2007A-4, 2007A-5, 2007A-6, 2007A-7, 2007A-8, 2007B-1, 2007B-2, 2007B-3 and 2007B-4 (collectively, the “Warrants”)

Gentlemen:

Reference is made to:

•
the Notice, dated August 18, 2009, from Hana to Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund L.P., Deerfield Special Situations Fund International Limited, and Deerfield Private Design International, L.P. (collectively, “Deerfield”) that Hana expects that the Nasdaq Stock Market (“NASDAQ”) will suspend and/or delist Hana’s Common Stock from the Nasdaq Capital Market as early as September 3, 2009; and

•
the Notice, dated August 24, 2009, from Deerfield to Hana that, in accordance with the terms of the Warrants, Deerfield is electing, upon the delisting of Hana’s Common Stock, to have Hana redeem all of each of the Warrants in cash at a price (the “Major Transaction Warrant Redemption Price”) equal to the “Black Scholes value” of each of the Warrants as determined in accordance with Schedule 1 of the Warrants.

Upon countersignature of this letter agreement by Hana, this will confirm the understanding and agreement between Hana and Deerfield that, notwithstanding anything contained in the Warrants or the aforementioned Notices to the contrary, Hana shall not be required to deposit the Major Transaction Warrant Redemption Price in escrow.  Hana and Deerfield further agree that, notwithstanding anything contained in the Warrants or such Notices to the contrary, in lieu of cash, the Major Transaction Warrant Redemption Price will be satisfied, at Deerfield’s election, by one of the following:

Hana Biosciences, Inc.
September 2, 2009

(i)
upon the completion by Hana of a Qualified Financing at any time or from time to time on or prior to June 30, 2010, by the issuance to Deerfield of the same type of securities that Deerfield would have received had the Major Transaction Warrant Redemption Price been invested in the Qualified Financing on the best terms provided to any other investor participating in the Qualified Financing; provided, however, that an election by Deerfield pursuant to this clause (i) shall be made no later than two (2) business days following the closing of any such Qualified Financing;

(ii)
immediately prior to the occurrence of a Major Transaction that occurs prior to July 1, 2010, as specified in a written notice by Deerfield to Hana, by the issuance to Deerfield of a number of shares of Hana Common Stock equal to the Major Transaction Warrant Redemption Price divided by the lesser of $.60 or  the Average Share Price during the ten (10) trading days immediately preceding the public announcement of the Major Transaction;

(iii)
on July 1, 2010, as specified in a written notice by Deerfield to Hana, by the issuance to Deerfield of shares of Hana Common Stock equal to the Major Transaction Warrant Redemption Price divided by the lesser of $.60 or the Average Share Price during the ten (10) trading days immediately preceding July 1, 2010; or

(iv)
on any date prior to July 1, 2010 specified in a written notice by Deerfield to Hana, by the issuance to Deerfield of shares of Hana Common Stock equal to the Major Transaction Warrant Redemption Price divided by the lesser of $.60 or the Average Share Price during the ten (10) trading days immediately preceding the date such notice is received by Hana.

For purposes herein, “Qualified Financing” shall mean the sale and issuance by Hana of any securities to third parties in a transaction effected primarily for the purposes of raising capital for Hana.

As used herein, the term “Average Share Price” as of any date means the closing sale price of Hana’s Common Stock as reported by Bloomberg Financial L.P. (or if no last closing sale price is reported by Bloomberg Financial L.P., the average of the bid prices of any market makers that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the pink sheets maintained by the Pink OTC Market, Inc., or, if no such closing price is available, the fair market value of Hana’s Common Stock as mutually determined by Hana and Deerfield); provided, however, that in no event shall the Average Share Price be less than $0.20.

A Major Transaction shall mean (A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event (1) following which the holders of Hana’s Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either no longer hold a majority of the shares of Hana’s Common Stock or no longer have the ability to elect a majority of the board of directors of Hana or (2) as a result of which shares of Hana Common Stock shall be changed into (or the shares of Hana Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of Hana or another entity; (B) the direct or indirect sale or transfer of all or substantially all of Hana’s assets or (C) the liquidation, bankruptcy, insolvency, dissolution or winding up (or the occurrence of any analogous proceeding) affecting Hana.

Hana Biosciences, Inc.
September 2, 2009

All references herein to per share prices of Hana Common Stock, including without limitation, those prices and formulae described or incorporated in clauses (ii) through (iv), above, or in the definition of Average Share Price, shall be adjusted appropriately to reflect any subdivision, combination or similar reclassification of Hana Common Stock.

Hana agrees to register for resale under the Securities Act of 1933 any securities issued to Deerfield pursuant to the terms of this agreement.

Upon the occurrence of the Major Transaction described in Hana’s Notice dated August 18, 2009, the Warrants shall be deemed redeemed by Hana and all of Deerfield’s rights thereunder shall terminate.

[SIGNATURE PAGE FOLLOWS]

Hana Biosciences, Inc.
September 2, 2009

Sincerely,

DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ James E. Flynn
Title:	General Partner

DEERFIELD SPECIAL SITUATIONS FUND L.P.

By:	/s/ James E. Flynn
Title:	General Partner

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ James E. Flynn
Title:	General Partner

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	/s/ James E. Flynn
Title:	General Partner

AGREED TO AND ACCEPTED:

HANA BIOSCIENCES, INC.

By:	/s/ Steven R. Deitcher	Dated:	9/3/2009
Steven R. Deitcher